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Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

Arbitron Inc. Selects New Chief Financial Officer

COLUMBIA, MD; August 15, 2012 – Arbitron Inc. (NYSE: ARB) announced today that Debra Delman, 54, will be appointed Executive Vice President, Finance and Chief Financial Officer, effective August 28, 2012. Ms. Delman will report directly to William T. Kerr, President and Chief Executive Officer.

Ms. Delman will succeed Sean Creamer, who has served as interim Chief Financial Officer since May 2012.

“Debra is a talented and capable senior financial executive with extensive experience in the radio, media and entertainment industries. She understands our business and our customers well, and will be a valuable addition to the Arbitron executive staff,” said Mr. Kerr.

Since 2009, Ms. Delman has been Senior Vice President, Strategic Operations and Finance for National Public Radio Inc., and was recently appointed Chief Strategy Officer.

From 2005 to 2009, Ms. Delman was Senior Vice President and Chief Financial Officer for Discovery Networks International, a unit of Discovery Communications Inc., a NASDAQ-listed company. From 2001 to 2004, she worked as Corporate Vice President, Finance at Hearst-Argyle Television, Inc.

Ms. Delman also served as Senior Vice President, Chief Financial Officer, for Emmis International, as Senior Vice President, Chief Financial Officer, Manager Media International, Bangkok, Thailand and as an Investment Analyst at Daiwa Securities of America. She worked early in her career at Chemical Bank and W.R. Grace and Co.

Ms. Delman received an M.B.A. from Pace University, Lubin Graduate School of Business; and a B.S. in Business Administration and Accounting from the University of Hartford.

Ms. Delman will be based in Columbia, Maryland.

About Arbitron

Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media – radio, television, cable, and out-of-home; the mobile industry; as well as advertising agencies and advertisers around the world. Arbitron businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media, and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia, and Australia; and developing application software used for analyzing media audience and marketing information data. The company has developed the Portable People Meter™(PPM®) and PPM 360™, new technologies for media and marketing research.

Portable People Meter™, PPM® and PPM 360™ are marks of Arbitron Inc.

Statements in this release that are not strictly historical, including the statements regarding expectations for 2012 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, our ability to successfully integrate acquired operations, diversions of management resources, expenses incurred in financing the acquisition, differing levels of management and internal control effectiveness at the acquired entity, other unanticipated problems and liabilities, changes in the market, potential downturns in economic conditions, foreign exchange fluctuations, competition, our ability to develop and successfully market new products and technologies, the growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, , litigation and other contingent liabilities including intellectual property matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and other international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in Arbitron Inc.’s SEC filings, including the 2011 Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.